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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      August 19, 2004

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                              BRE Properties, Inc.

          Maryland                        1-14306                94-1722214
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(State or other jurisdiction         (Commission File           (IRS Employer
     of incorporation)                    Number)            Identification No.)

44 Montgomery Street, 36th floor, San Francisco, CA             94104-4809
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code    (415) 445-6530

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          (Former name or former address if changed since last report)

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Item        8.01
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                              On August 19, 2004, we announced that our board of
                        directors approved regular common and preferred stock dividends for the quarter ended September 30, 2004.

                              The common dividend of $0.4875 per share will be
                        payable on September 30, 2004 to shareholders of record as of September 15, 2004. The quarterly dividend payment is equivalent to $1.95 per share on an annualized basis, and an approximate 5.4% annualized yield, based on yesterday's closing share price of $35.95. BRE has paid uninterrupted quarterly dividends to shareholders since the company's founding in 1970.

                              Dividends on BRE's 8.08% Series B and 6.75% Series
                        C Cumulative Redeemable Preferred Stock will be payable on September 30, 2004 to shareholders of record as of September 15, 2004. The Series B dividend is $0.505 per share; the Series C dividend is $0.421875 per share.

                        About BRE Properties

                        BRE Properties -- a real estate investment trust -- develops, acquires and manages apartment communities convenient to its Customers' work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 85 apartment communities totaling 23,685 units in California, Arizona, Washington, Utah and Colorado. The company currently has seven other apartment communities in various stages of development and construction, totaling 1,660 units, and joint venture interests in two additional apartment communities, totaling 488 units. Additional information about BRE is available at www.breproperties.com.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           (Registrant)

                 Date: August 23, 2004          By: /s/ Edward F. Lange, Jr.
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                                                    Edward F. Lange, Jr.
                                                    EVP, Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.              Description
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   99                    Press Release dated August 19, 2004.


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